                                      EXHIBIT


                        SUBSIDIARIES OF ABBOTT LABORATORIES

     The following is a list of subsidiaries of the Company. Abbott Laboratories is not a subsidiary of any other corporation.

                                                  State of
Domestic Subsidiaries                             Incorporation
---------------------                             -------------
Abbott Chemicals Plant, Inc.                      Puerto Rico

Abbott Health Products, Inc.                      Delaware

Abbott Home Infusion Services                     New York
  of New York, Inc.

Abbott International Ltd.                         Delaware

Abbott International Ltd. of Puerto Rico          Puerto Rico

Abbott Laboratories Inc.                          Delaware

Abbott Laboratories International Co.             Illinois

Abbott Laboratories Pacific Ltd.                  Illinois

Abbott Laboratories (Puerto Rico)
  Incorporated                                    Puerto Rico

Abbott Laboratories Residential
  Development Fund, Inc.                          Illinois

Abbott Laboratories Services Corp.                Illinois

Abbott Trading Company, Inc.                      Virgin Islands

Abbott Universal Ltd.                             Delaware

CMM Transportation, Inc.                          Delaware

Corporate Alliance, Inc.                          Delaware

Fuller Research Corporation                       Delaware

IMTC Technologies, Inc.                           Delaware

Laser Surgery Partnership                         Illinois

                                 -2-

Medlase Holding Corporation                       Delaware

Murex Diagnostics, Inc.                           Delaware

North Shore Properties, Inc.                      Delaware

Oximetrix de Puerto Rico, Inc.                    Delaware

Oximetrix, Inc.                                   Delaware

Solartek Products, Inc.                           Delaware

Sorenson Research Co., Inc.                       Utah

Swan-Myers, Incorporated                          Indiana

TAP Holdings Inc.                                 Delaware

TAP Pharmaceuticals Inc.                          Delaware

Tobal Products Incorporated                       Illinois


                                                  Country
                                                  in Which
Foreign Subsidiaries                              Organized
--------------------                              ---------
Abbott Laboratories Argentina, S.A.               Argentina

Abbott Australasia Pty. Limited                   Australia

Abbott Laboratories Executive Superannuation      Australia
  Pty. Limited

Abbott Laboratories Superannuation Pty. Limited   Australia

MediSense Australia Pty. Ltd.                     Australia

Abbott Gesellschaft m.b.H.                        Austria

Abbott Hospitals Limited                          Bahamas

Abbott Laboratories (Bangladesh) Ltd.             Bangladesh

Abbott, S.A.                                      Belgium


MediSense Belgium, BVBA                           Belgium

Abbott Ireland                                    Bermuda

Abbott Laboratorios do Brasil Ltda.               Brazil

Abbott Laboratories Limited                       Canada

MediSense Canada, Inc.                            Canada

Abbott Laboratories de Chile
  Limitada                                        Chile

Ningbo Asia-Pacific Biotechnology Ltd.            China, People's
                                                  Republic of

Shangai Abbott Pharmaceutical Co., Ltd.           China, People's
                                                  Republic of

Abbott Laboratories de Colombia, S.A.             Colombia

Abbott Laboratories de Cost Rica Ltd.             Costa Rica

Abbott Laboratories s.r.o.                        Czech Republic

Abbott Laboratories A/S                           Denmark

Abbott Laboratorios del Ecuador, S.A.             Ecuador

Abbott, S.A. de C.V.                              El Salvador

Abbott Investments Limited                        England

Abbott Laboratories Limited                       England

Abbott Laboratories Trustee
  Company Limited                                 England

MediSense (U.K.) Ltd.                             England

Abbott Oy                                         Finland

Abbott France S.A.                                France

Alcyon Analyzer S. A.                             France

MediSense France SARL                             France

Abbott G.m.b.H.                                   Germany

MediSense (Deutschland) GmbH                      Germany

                                 - 4-

Abbott Diagnostics G.m.b.H.                       Germany

Abbott Laboratories (Hellas) S.A.                 Greece

FAMAR Panos A. Marinopoulos S.A.                  Greece

FAMAR Anonymous Industrial Co. of                 Greece
 Pharmaceuticals and Cosmetics

Abbott Grenada Limited                            Grenada

Abbott Laboratorios, S.A.                         Guatemala

Abbott Laboratories Limited                       Hong Kong

Abbott Laboratories (Hungary) Ltd.                Hungary

Abbott Laboratories (India) Limited               India

Abind Healthcare Private Limited                  India

P. T. Abbott Indonesia                            Indonesia

Abbott Laboratories, Ireland,
  Limited                                         Ireland

Abbott Ireland Ltd.                               Ireland

Abbott S.p.A.                                     Italy

Abbott West Indies Limited                        Jamaica

Consolidated Laboratories Limited                 Jamaica

Abbott Japan K.K.                                 Japan

Dainabot Co., Ltd.                                Japan

MediSense Japan Ltd.                              Japan

Abbott Korea Limited                              Korea

Abbott Middle East S.A.R.L.                       Lebanon

Abbott Laboratories (Malaysia) Sdn. Bhd.          Malaysia


Abbott Laboratories de Mexico, S.A. de C.V.       Mexico

Abbott Laboratories (Mozambique)
  Limitada                                        Mozambique

Abbott B.V.                                       The Netherlands

Abbott Finance B.V.                               The Netherlands

Abbott Holdings B.V.                              The Netherlands

Abbott Laboratories B.V.                          The Netherlands

Edisco B.V.                                       The Netherlands

MediSense Europe B.V.                             The Netherlands

MediSense Netherlands, B.V.                       The Netherlands

Abbott Laboratories (N.Z.) Limited                New Zealand

Abbott Laboratories Nigeria Limited               Nigeria

Abbott Laboratories (Pakistan) Limited            Pakistan

Abbott Laboratories, C.A.                         Panama

Abbott Overseas, S.A.                             Panama

Abbott Laboratorios S.A.                          Peru

Abbott Laboratories                               Philippines

l02 E. de los Santos Realty Co., Inc.             Philippines

Union-Madison Realty Company, Inc.                Philippines

Abbott Laboratories Sp. z.o.o.                    Poland

Abbott Laboratorios, Limitada                     Portugal

Abbott Laboratories (Singapore)
  Private Limited                                 Singapore

Abbott Laboratories South Africa
  (Pty.) Limited                                  South Africa


Abbott Laboratories, S.A.                         Spain

Abbott Cientifica, S.A.                           Spain

Abbott Scandinavia A.B.                           Sweden

MediSense Sverige AB                              Sweden

Abbott A.G.                                       Switzerland

Abbott Laboratories S.A.                          Switzerland

Abbott Finance Company S.A.                       Switzerland

MediSense AG                                      Switzerland

Abbott Laboratories Taiwan Limited                Taiwan

Abbott Laboratories Limited                       Thailand

Abbott Laboratuarlari Ithalat Ihracat
  Ve Tecaret Anonim Sirketi                       Turkey

Abbott Laboratories Uruguay Limitada              Uruguay

Abbott Laboratories, C.A.                         Venezuela

Medicamentos M & R, S.A.                          Venezuela

Date:  as of January 31, 1999